EX-23.1
                               Consent of Accountants


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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Communications Enterprises, Inc. (the "Corporation"), of our report dated April 11, 2000 on the financial statements of the Corporation as of December 31, 1999 and for the year then ended and for the period from inception, October 28, 1998 to December 31, 1999, included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934, as amended.

                                          SPROUSE & WINN, L.L.P.

Austin, Texas
October 10, 2000


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